UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2025

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 14, 2025, Butler National Corporation (the “Company”) appointed Adam B. Sefchick to the position of Chief Financial Officer. Mr. Sefchick serves as the Company’s principal financial officer and principal accounting officer.

Adam Sefchick, age 47, a Certified Public Accountant with over 20 years of accounting and financial analysis experience, has provided financial reporting and accounting services to public and private companies. Prior to working with the Company, Mr. Sefchick served as Chief Accounting Officer during his employment at Jack Cooper Investments, Inc. (2015-2025), Controller at SmartVet Holdings, Inc. (2014-2015) and Audit Senior Manager (2002-2014) at Grant Thornton. Mr. Sefchick has a Bachelor of Science degree in Business Administration/Accounting and a Master of Science in Business and Information Systems from the University of Kansas.

There is no arrangement or understanding between Mr. Sefchick and any other person pursuant to which he is being appointed as Chief Financial Officer. There are no family relationships between Mr. Sefchick and any director or executive officer of the Company and there are no relationships or related person transactions between Mr. Sefchick and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Sefchick is employed at-will by the Company with compensation in the form of a base salary, a cash bonus opportunity, and a restricted stock award that vests over three years. Mr. Sefchick will receive a base salary at an annual rate of $290,000 for the fiscal year ending April 30, 2026. The cash bonus compensation will be based on attainment of certain performance goals. His annual cash bonus target for the current fiscal year is $60,000 and will be subject to performance goals based on: (1) Company revenue, (2) Company operating income, and (3) other non-financial components.

The Company’s Compensation Committee approved a restricted stock award of $75,000 to Mr. Sefchick that will vest in equal installments on May 1, 2026, May 1, 2027 and May 1, 2028, if employed at the respective vesting date. Mr. Sefchick is also receiving typical perquisites, including health care benefits and other benefits available to employees of the Company.

With the appointment of Mr. Sefchick, Butler National concluded its contract relationship with Mickie Lamphere on May 13, 2024, previously engaged through Morgan Hunter. As of May 13, 2024, Mickie Lamphere was no longer the Company’s principal financial officer and principal accounting officer.

The Company issued a press release announcing the appointment of Mr. Sefchick to Chief Financial Officer on May 15, 2025, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated May 15, 2025
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: May 15, 2025	/s/Christopher J. Reedy

Christopher J. Reedy
Chief Executive Officer